UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 9, 2009 (July 9, 2009)
AUTOZONE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	1-10714	62-1482048

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

123 South Front Street Memphis, Tennessee	38103

(Address of Principal Executive Offices)	(Zip Code)
(901) 495-6500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.
     The information set forth under Item 2.03 below is incorporated into this Item 1.01 by reference.
     AutoZone has other commercial relationships with certain parties to the Revolving Credit Agreement described in Item 2.03 below. From time to time, several of the lenders or their affiliates furnish general financing and banking services to AutoZone.
Item 1.02. Termination Of A Material Definitive Agreement.
     The information set forth under Item 2.03 below is incorporated into this Item 1.02 by reference.
     AutoZone has other commercial relationships with certain parties to the Revolving Credit Agreement described in Item 2.03 below. From time to time, several of the lenders or their affiliates furnish general financing and banking services to AutoZone.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On July 9, 2009, AutoZone, Inc. (“AutoZone”) took the following action:
(1)	entered into a Credit Agreement dated as of July 9, 2009 (the “Revolving Credit Agreement”) among AutoZone as Borrower, the several Lenders from time to time party thereto, and Bank of America, N.A. as Administrative Agent and Swingline Lender (“Bank of America”), JPMorgan Chase Bank, N.A. as Syndication Agent (“JPMorgan”), arranged by Banc of America Securities LLC and J.P. Morgan Securities, Inc. as Joint Lead Arrangers and Banc of America Securities LLC, J.P. Morgan Securities, Inc., SunTrust Robinson Humphrey, Inc. and Wachovia Capital Markets, LLC as Joint Book Runners;

(2)	terminated its Second Amended and Restated Five-Year Credit Agreement dated as of May 5, 2006 (the “Five-Year Credit Agreement”) among AutoZone, the several Lenders from time to time party thereto, Bank of America as Administrative Agent, Citicorp USA, Inc. (“CUSA”) as Syndication Agent; and

(3)	terminated its Four-Year Credit Agreement dated as of May 5, 2006 (the “Four-Year Credit Agreement”) among AutoZone, the several Lenders from time to time party thereto, Bank of America as Administrative Agent, CUSA as Syndication Agent, and a syndicate of financial institutions (including Bank of America and CUSA) as lenders, arranged by Banc of America Securities LLC and Citigroup Global Markets, Inc. as Joint Lead Arrangers and Joint Book Managers.
     The Five-Year Credit Agreement and the Four-Year Credit Agreement are collectively referred to as the “Prior Credit Facilities.” The Prior Credit Facilities provided for aggregate credit of up to $1 billion, subject to increase at the election of AutoZone to an amount not to exceed $1.3 billion subject to satisfaction of certain conditions. The principal amount of the

Five-Year Credit Facility was $700 million and the principal amount of the Four-Year Credit Facility was $300 million. The Prior Credit Facilities provided for up to $50 million in swingline loans and up to $200 million for letters of credit. Borrowings under the Prior Credit Facilities bore interest at fluctuating rates which, at AutoZone’s election, were tied to Bank of America’s prime lending rate or a Eurodollar rate. The Prior Credit Facilities were subject to customary covenants and conditions, including affirmative, negative and financial covenants. There was no prepayment or other penalty payable upon termination of the Prior Credit Facilities.
     The Revolving Credit Agreement provides for loans in the principal amount of up to $800 million, which amount may be increased to $1 billion at the election of AutoZone upon the satisfaction of certain conditions. The Revolving Credit Agreement terminates by its terms, and all amounts borrowed under the Revolving Credit Agreement shall be due and payable, on July 15, 2012, but AutoZone may, on or after July 9, 2011, by notice to the Administrative Agent, request an extension of the termination date to July 15, 2013, in which event the Lenders under the Revolving Credit Agreement may, at their individual options, elect to extend the termination date. The Revolving Credit Agreement includes a $50 million sublimit for Swingline Loans and a $200 million aggregate sublimit for letters of credit.
     Revolving loans under the Revolving Credit Agreement may be base rate loans, Eurodollar loans, or a combination of both, at AutoZone’s election. Base rate loans shall bear interest at a rate equal to the sum of (A) the highest of the Federal Funds Rate plus 1/2 of 1%, the Bank of America prime rate as publicly announced from time to time (the “Base Rate”), and the Eurodollar Rate plus 1%, plus (B) the Applicable Margin as defined in the Revolving Credit Agreement. Eurodollar loans shall bear interest at a rate equal to the Eurodollar Rate as defined in the Revolving Credit Agreement plus the Applicable Margin. Under the Revolving Credit Agreement, the Applicable Margin for Eurodollar Loans shall equal the composite credit default swap spread for the three (3) year point on AutoZone’s “trading convention credit default swap curve,” calculated on a 30-day moving average basis, as obtained from time to time by the Administrative Agent from Markit Group Limited or its successor. The Applicable Margin for Base Rate Loans shall equal the Applicable Margin for Eurodollar Loans less 1% per annum (but not less than zero). The Applicable Margin for Eurodollar Loans (including the Applicable Margin as used to determine the Applicable Margin for Base Rate Loans prior to subtracting the 1% per annum) shall be subject to a floor and a ceiling based on AutoZone’s senior unsecured (non-credit enhanced) long term debt rating as published by Standard & Poor’s Ratings Service, Moody’s Investors Service, Inc. and/or Fitch, Inc.
     Certain revolving credit loans (“Swingline Loans”) will be made available by Bank of America as Swingline Lender on a same-day basis in minimum amounts of $5 million, up to the $50 million Swingline Loan sublimit. Bank of America has the discretion to make or not make Swingline Loans. Any Swingline Loan must be repaid by AutoZone in full upon the earliest of (a) the maturity date of the Swingline Loan as agreed upon by the Swingline Lender and AutoZone (which shall be no more than seven (7) business days following the date of the Swingline advance), (b) the Termination Date of the Revolving Credit Facility (including any extension), and (c) the demand of the Swingline Lender. Swingline Loans that are base rate loans shall bear interest at the Base Rate plus the Applicable Margin. Swingline Loans that are

Quoted Rate Swingline Loans shall bear interest at the fixed percentage rate per annum offered by the Swingline Lender and accepted by AutoZone with respect to a particular Swingline Loan.
     A portion of the available credit under the Revolving Credit Agreement, but not to exceed $200 million, will be available for the issuance of letters of credit. Letters of credit will be issued by SunTrust Bank and Bank of America, or another lender acceptable to AutoZone and the Administrative Agent.
     AutoZone may prepay loans under the Revolving Credit Agreement in whole or in part at any time without premium or penalty, provided that if prepayment of a Eurodollar Loan or a Quoted Rate Swingline Loan does not occur on the last day of an interest period or if AutoZone does not provide proper notice of intent to prepay (three (3) business days notice in the case of Eurodollar Loans and one (1) business day notice in the case of Base Rate Loans), then AutoZone will indemnify the lenders against lost spread due to improper notice or failure to pay on the last business day of an interest period. If a change of control occurs, each lender has the right to require AutoZone to prepay such lender’s outstanding portion of loans and cash collateralize such lender’s letter of credit obligations, plus any accrued and unpaid interest to the date of prepayment. Each lender must determine whether to require such prepayment during the 20-day period following notice from the Administrative Agent.
     The Revolving Credit Agreement contains customary covenants for transactions of this type. The financial covenants include covenants that AutoZone will not permit the ratio of its “Consolidated Adjusted Debt” to “Consolidated Adjusted EBITDAR” to be greater than 3.10 to 1.00 as of the last day of each fiscal quarter and will maintain a minimum ratio of “Consolidated EBITDAR” to “Consolidated Interest Expense plus Consolidated Rents” of 2.50 to 1.00. The Revolving Credit Agreement also contains customary events of default. Upon the occurrence of an event of default, the outstanding obligations under the Revolving Credit Agreement may be accelerated and become immediately due and payable.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 9, 2009	AUTOZONE, INC.
	By:	/s/ William T. Giles
		Name:	William T. Giles
		Title:	Executive Vice President and Chief Financial Officer